UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

Magellan Gold Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54658	27-3566922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

602 Cedar Street, Suite 205 Wallace, Idaho	83873
(Address of principal executive offices)	(Zip Code)

(208) 556-1600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2023, Magellan Gold Corporation, a Nevada corporation (the “Company”), entered into an agreement (the “Agreement”) with Gold Express Mines, Inc., a Nevada corporation (“GEM”), pursuant to which, among other things (i) the Company consented to the assignment by AJB Capital Investments LLC, a Delaware limited liability company (“AJB”), of all of AJB’s right, title, obligation, liability and interest in, to and under that certain Promissory Note, dated February 2021 in the original principal amount of $200,000 (the “Promissory Note”) issued by the Company to AJB; (ii) the Company represented that it has taken all necessary corporate action to accept the resignations of Mark Rodenbeck and Deepak Maholtra as members of the board of directors (the “Board”) of the Company and appoint John P. Ryan, President, Chief Executive Officer and a director of GEM, and Howard Crosby, a director of GEM, to the Board; (iii) the Company agreed that at any time prior to December 29, 2026, if GEM provides notice to the Company to designate a person to serve as a member of the board of directors of the Company, the Company will use its reasonable best efforts to elect such person to the board of directors of the Company as promptly as practicable following receipt of such notice; and (iv) the Company issued to GEM 250,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”).

The aggregate principal amount of the Promissory Note outstanding is $100,000. The Promissory Note bears interest at a rate of 10% per annum. The unpaid principal amount of the Promissory Note is convertible into shares of the Company’s common stock at the conversion price. The conversion price shall be the less of 90% of the lowest trading price during the previous twenty (20) trading day period ending on the issuance date, or during the previous twenty (20) trading day period ending on date of conversion of this note. The Promissory Note is past due and payable.

As of the date of this Current Report on Form 8-K, and giving effect to recent contractual commitments, GEM beneficially owns 12,250,000 shares of Common Stock of the Company, representing 47.4 % of the issued and outstanding shares.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Shares is incorporated by reference into this Item 3.02.

The Company issued the Shares under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated under the Securities Act, in a transaction not requiring registration under Section 5 of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On November 8, 2023, Mark Rodenbeck notified the Company of his resignation as a member of the Board, effective November 8, 2023. In connection with Mr. Rodenbeck’s resignation, he did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

On November 29, 2023, Deepak Malhotra notified the Company of his resignation as a member of the Board, effective November 29, 2023. In connection with Mr. Malhotra’s resignation, he did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

Effective December 27, 2023, the Board set the number of directors on the Board at four.

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Effective December 27, 2023, in connection with the Agreement, the Board appointed each of John P. Ryan and Howard Crosby as a member of the Board. Additionally, effective December 27, 2023, the Board appointed Mr. Ryan as the Company’s Chief Financial Officer and Treasurer.

No family relationships exist between either Messrs. Ryan or Crosby and any of the Company’s directors or other executive officers.

Mr. Ryan will not at this time receive any compensation at this time for serving as the Company’s Chief Financial Officer and neither Mr. Ryan nor Mr, Crosby will receive any compensation at this time for serving as a director of the Company.

Mr. Ryan, age 61, has served as Vice President of Corporate Affairs of Key Mining Corp., an exploration stage mining company, since April 2023 and as its Corporate Secretary since May 2021. Since December 2021, Mr. Ryan has served as a Vice President and Director of LGX Energy, Inc., an oil and gas exploration company. Since June 2020, Mr. Ryan has served as the Chief Executive Officer and Chairman of the board of directors of GEM, a multi-commodity mining company focused on the discovery, development and production of precious and base metal assets. Since September 2013, Mr. Ryan has served as Chief Executive Officer of Premium Exploration, Inc., which filed for bankruptcy protection in August 2015. From November 2016 to September 2020, Mr. Ryan served as a director of Bunker Hill Mining Corp., a development stage mining company, and for a portion of that time Mr. Ryan also served as Interim CEO. Mr. Ryan obtained his bachelor of science degree in mining engineering from the University of Idaho in 1985, and his juris doctor from Boston College Law School in 1992.

Mr. Crosby, age 71, has served as a member of the board of directors of Key Mining Corp., an exploration stage mining company, since May 2021. Mr. Crosby founded LGX Energy Corp., an oil and gas exploration company, and since December 2021 has served as its Chief Executive Officer. Since 2000, Mr. Crosby has served as the President of Crosby Enterprises, a consulting firm focused on the natural resources space including oil, gas, and mining. Since September 2020, Mr. Crosby has served as Vice President and director of GEM, a multi-commodity mining company focused on the discovery, development and production of precious and base metal assets, and since October 2014 has served as the Chairman of the board of Desert Hawk Gold Corp., a gold mining company. From 2005 to 2016, Mr. Crosby served as a director of White Mountain Titanium Corp., a titanium company and a company he founded. From 2015 to 2018, Mr. Crosby served as director of Bunker Hill Mining Corp., a mining company and from 2015 to 2018, he served as a director of U.S. Silver Corporation, a mining company producing silver, lead and zinc. From 2000 to 2006, Mr. Crosby served as a director of High Plains Uranium, Inc., a minerals company, and from 2000 to 2005, he served as the Chief Executive Officer of Cadence Resources Corp., a natural resources company. Mr. Crosby obtained his bachelor’s degree in history from the University of Idaho in 1975.

A copy of the Company’s press release announcing Mr. Ryan’s appointment as Chief Financial Officer and Messrs. Ryan’s and Crosby’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement, dated as of December 29, 2023, by and between Magellan Gold Corporation and Gold Express Mines, Inc.
99.1	Press Release of Magellan Gold Corporation, dated January 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGELLAN GOLD CORPORATION

Date: January 8, 2024	By:	/s/ Michael Lavigne
	Name:	Michael Lavigne
	Title:	Chief Executive Officer

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